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                                                                    EXHIBIT 10.6

                     [ADVANCED GAMING TECHNOLOGY LETTERHEAD]

                              CONSULTING AGREEMENT
                       dated the 29th day of January 1998

BETWEEN:                ADVANCED GAMING TECHNOLOGY, INC. of
                        PO Box 1610, Suite 2482 - 650 West Georgia Street Vancouver, BC, Canada, V6B 4N9

                        hereinafter called "Company"

AND:                    PAUL LOVITO of
                        10100 West Sample Road, Suite 401
                        Coral Spring, Florida 33065

                        hereinafter called "Consultant"

WHEREAS, the Company wishes to retain the services of Consultant to act on the Company's behalf with respect to public relations and financial market advisory services, and, as required, advise and assist the Company in the financial markets;

AND WHEREAS, Consultant hereby consents and agrees to consult, advise and assist the Company with respect to public relations and financial market advisory services,

NOW THEREFORE this Agreement witnesses that in consideration of mutual covenants and agreements hereinafter contained, the Parties hereto agree as follows:

1.0 TERM: The term of this Agreement, subject to 2.0(b) and 2.0(c), is for a period up to six (6) months (Term), however, it is hereby agreed to between the Parties that, upon request of the Company, Consultant will, on a best efforts basis, assist the Company for an additional period of six months after expiry of the Term.

2.0 COMPENSATION: By way of compensation for the Consultant's services, the Company shall grant the Consultant Stock Options (Options) to purchase up to a total of One Million (1,000,000) common shares of the Company on the following terms and conditions:

            (a) Upon execution of this Consulting Agreement, 300,000 shares exerciseable at a price of US $0.03 per share;

            (b) Commencing the first day of the third month of the Term, should the Company, at its sole discretion, enter into a letter of engagement with the Consultant for services to be provided to the Company for the third and the fourth month of the Term, the Consultant shall be granted additional options to purchase a further 300,000 common shares of the Company at a purchase price of $0.05 per share;
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            (c)         Commencing the first day of the fourth month of the Term
                        and continuing to the end of the Term, should the Company at its sole discretion, extend the term of the letter of engagement as called for under 2.0(b), the Consultant shall be granted an option to purchase
                        400,000 additional common shares of the Company at a purchase price of $0.10 per share.

            EXERCISE OF OPTIONS: The right to take up shares pursuant to the Option herein granted is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares being therein purchased. When such payment is received, the Company covenants and agrees to issue and deliver to the Consultant, share certificates in the name of the Consultant for the number of shares so purchased. Shares will be issued pursuant to a S-8 registration and are subject to Securities and Exchange Commission Rules and Regulations.

            EXPIRE: Options granted under Clause 2.0 above will expire on the 29TH DAY OF JANUARY 1999.

3.0 INDEPENDENT CONTACTOR: The Company and Consultant hereby acknowledge and agree that the Consultant shall act as an independent contractor for the Company and that nothing in this Agreement shall be construed to have created a relationship of employer and employee, principal and agent, partners or joint venturers between the Company and the Consultant.

4.0 CONFIDENTIALITY: The Consultant undertakes to exercise all such confidentiality agreements as may be appropriate in acting as a Consultant to the Company.

5.0 The Consultant hereby agrees to communicate with an Officer or Director of the Company on a weekly basis, and provide a report on the services performed on behalf of the Company.

6.0 The Company hereby agrees to file a S-8 Registration Statement, and to pay all costs of such filing.

6.0 GOVERNING LAW: This Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

7.0 NOTICES: All notices to one party to this Agreement by the other shall be in writing and delivered as set out at the beginning of this Agreement or to such other address as may be specified by one party to the other in a notice given in the manner herein provided. Any notice given in such manner shall be deemed to have been received by the party to whom it is given on the day of delivery. Notice may be sent by way of facsimile to the business offices of a party having a facsimile and such facsimile shall be deemed to be delivered on the date following the date of transmission.

8.0 This Agreement constitutes the entire agreement between the parties hereto and, to be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.



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IN WITNESS WHEREOF the parties hereto have executed this Consulting Agreement as of the day and date first above written.

          CONSULTANT                       ADVANCED GAMING TECHNOLOGY, INC.

      /s/ PAUL LOVITO                               /s/ BOB MACKAY
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          Paul Lovito                            Authorized Signatory


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